UNDERWRITING AGREEMENT

Between

NEW RIVER FUNDS

and

AQUARIUS FUND DISTRIBUTORS, INC.

INDEX

1. DEFINITIONS

2. APPOINTMENT OF AFD AND DELIVERY OF DOCUMENTS

3. EXCLUSIVE NATURE OF DUTIES

4. OFFERING OF SHARES

5. REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

6. DUTIES AND REPRESENTATIONS OF AFD

7. DUTIES AND REPRESENTATIONS OF THE TRUST

8. INDEMNIFICATION OF AFD BY THE TRUST

9. INDEMNIFICATION OF THE TRUST BY AFD

10. NOTIFICATION BY THE TRUST

11. FEES AND EXPENSES

12. SELECTED DEALER AND SELECTED AGENT AGREEMENTS

13. CONFIDENTIALITY

14. EFFECTIVENESS AND DURATION

15. DISASTER RECOVERY

16. MISCELLANEOUS

SCHEDULE A – FUNDS TO BE SERVICED

SCHEDULE B – FEES AND EXPENSES

UNDERWRITING AGREEMENT

AGREEMENT made this 12th day of September 2003, by and between NEW RIVER FUNDS, a Delaware statutory trust, having its principal office and place of business at 1902 Downey Street, Radford, Virginia 24141 (the “Trust”), and AQUARIUS FUND DISTRIBUTORS, INC., a Nebraska corporation having its principal office and place of business at 4020 South 147th Street, Omaha, Nebraska 68137 (“AFD”).

WHEREAS, the Trust proposes to offer shares of beneficial interest (the “Shares”) in separate investment portfolios as set forth on Schedule A (each a “Fund”), each a series of the New River Funds;

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, AFD is registered under the Securities Exchange Act of 1934, as amended, as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

WHEREAS, the Trust desires that AFD offer, as principal underwriter, the Shares of the Funds to the public and AFD is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

NOW THEREFORE, for and in consideration of the premises and mutual covenants contained herein, the Trust and AFD hereby agree as follows:

1.

DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)

“Board" means the Board of Trustees of the Trust.

(b)

“Designated Agent” means Gemini Fund Services, LLC.

(c)

“Fund Business Day” means any day on which the NAV of Shares of each Fund is determined as stated in the Prospectus.

(d)

“NASD Rules” means the Constitution, By-Laws, and Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof.

(e)

“NAV” means the net asset value per Share of each Fund as determined by the Fund, or the Designated Agent, in accordance with and at the times indicated in the applicable Prospectus of the Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

(f)

“Public Offering Price” means the price per Share of the Fund at which AFD or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the Prospectus of the Funds, determined in accordance with such Prospectus under the Securities Act relating to such Shares.

(g)

“Prospectus” means the current prospectus and statement of additional information of the Fund, as currently in effect and as amended or supplemented.

(h)

“Registration Statement” means the Fund’s Registration Statement on Form N-1A and all amendments thereto filed with the SEC.

(i)

“SEC” means the U.S.  Securities and Exchange Commission.

(j)

“Securities Act” means the Securities Act of 1933, as amended.

(k)

 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)

“1940 Act” means the Investment Company Act of 1940, as amended.

The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

2.

APPOINTMENT OF AFD AND DELIVERY OF DOCUMENTS

(a)

The Trust hereby appoints AFD, and AFD hereby agrees, to act as distributor of the Shares of the Funds for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to AFD copies of:

(i)

the Trust’s Agreement and Declaration of Trust and By-laws;

(ii)

the Trust’s Registration Statement;

(iii)

the Trust’s  notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)

the Trust’s Prospectus;

(v)

the current plan of distribution or similar document adopted by the Funds under Rule 12b-1 under the 1940 Act and, will deliver each shareholder service plan or similar document adopted by the Trust (“Service  Plan”), provided the Trust has adopted such Service Plan.

(b)

The Trust shall promptly furnish AFD with:

(i)

all amendments of or supplements to the foregoing; and

(ii)

a copy of the resolution of the Board appointing AFD and authorizing the execution and delivery of this Agreement.

3.

EXCLUSIVE NATURE OF DUTIES

(a)

AFD shall be the exclusive representative of the Funds to act as distributor of the Funds, except that the rights given under this Agreement to AFD shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or class thereof; (ii) the Trust’s acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by the Funds’ shareholders of dividends or other distributions; or (iv) any other offering by the Funds of securities to its shareholders (collectively "exempt transactions").

(b)

Notwithstanding the foregoing, AFD is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Funds. The Funds further understand that existing and future investors in the Funds may invest in shares of such other investment companies. The Funds agree that the services that AFD provides to such other investment companies shall not be deemed in conflict with its duties to the Funds under this Agreement.

4.

OFFERING OF SHARES

(a)

AFD shall have the right to buy from the Funds the Shares needed to fill orders for Shares of the Funds placed with AFD by investors or selected dealers or selected agents (each as defined in Section 12 hereof) acting as agent for their customers’ or on their own behalf. Alternatively, AFD may act as the Funds’ agent, to offer, and to solicit offers to subscribe to, Shares of the Funds.

(b)

The price that AFD shall pay for Shares purchased from the Funds shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by AFD are to be resold by AFD to investors at the respective Public Offering Price(s), or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 12 of this Agreement. The Trust or the Designated Agent will advise AFD of the NAV(s) each time that it is determined by the Funds, or the Designated Agent, and at such other times as AFD may reasonably request.

(c)

AFD will promptly forward all orders and subscriptions to the Funds or the Designated Agent.  All orders and all subscriptions shall be directed to the Funds for acceptance and shall not be binding until accepted by the Funds. Any order or subscription may be rejected by the Funds. The Funds or the Designated Agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Funds or its Designated Agent of payment therefore, will issue such Shares in uncertificated form pursuant to the instructions of AFD. AFD agrees to promptly deliver such instructions to the Funds’ Designated Agent and to promptly pay to the Funds the applicable net asset value of the Shares.

(d)

The Funds reserve the right to terminate, suspend or withdraw the offering of Shares of the Funds at any time in the absolute discretion of the Board. AFD shall cease to offer Shares of the Funds at such time.  The Funds reserve the right to refuse at any time or times to sell any of their Shares to any person for any reason deemed adequate by them.

(e)

No Shares shall be offered by either AFD or the Funds under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Funds if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a Prospectus is not on file with the SEC.

5.

REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

(a)

Any of the outstanding Shares of the Funds may be tendered for redemption at any time, and the Funds agree to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Prospectus relating to the Shares.

(b)

The appropriate Fund shall pay the total amount of the redemption price consisting of the NAV less any applicable redemption fee to the redeeming shareholder or its agent.

(c)

Redemption of Shares or payment therefore may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Funds of securities owned by the Funds is not reasonably practicable or it is not reasonably practicable for the Funds or the Designated Agent fairly to determine the value of the Funds’ net assets, or during any other period when the SEC so requires or permits.

6.

DUTIES AND REPRESENTATIONS OF AFD

(a)

AFD shall sell Shares of the Funds upon the terms and conditions contained herein and in the Prospectus.  AFD shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares.

(b)

AFD will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on forms of agreement approved by the Board with respect to shares of the Funds, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with any distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

(c)

AFD shall be responsible for reviewing and providing advice and counsel on, and filing with the NASD, all sales literature (e.g., advertisements, brochures and shareholder communications, including the Fund’s website) with respect to the Funds.  AFD will forward all NASD comments on marketing materials to the Trust for incorporation into such materials and the sole responsibility for incorporation of such comments shall remain with the Trust; provided, however, that the Trust shall provide all factual content, opinion, and other content for such materials and AFD shall not be responsible for the accuracy of the content of such materials, when used thereafter by the Trust or any person authorized by the Trust to use such material; nor shall AFD be responsible for the filing or content of any such materials used by third parties without the authorization of AFD; and provided further that AFD shall not be responsible for filing any materials that fall within the definition of advertising and sales literature if such materials are not provided to AFD in a form suitable for filing in a timely manner.  In addition, AFD will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

(d)

AFD will promptly forward all sales related complaints concerning the Funds to the Trust and the Trust’s investment adviser.

(e)

AFD will provide assistance in the preparation of quarterly board materials with regard to sales and other distribution related data requested by the Board.

(f)

All activities by AFD and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and the NASD Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

(g)

In selling Shares of the Funds, AFD shall comply with the requirements of all federal and state laws relating to the sale of the Shares.  None of AFD, any selected dealer, any selected agent or any other person is authorized by the Funds to give any information or to make any representations other than as is contained in a Funds’ Prospectus or any advertising materials or sales literature specifically approved in writing by the Funds or their agents.

(h)

AFD shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, the cut-off times for the placement of purchase, redemption and exchange orders, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the 1940 Act and NASD Rules.

(i)

AFD will require each dealer with whom AFD has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and AFD shall not cause the Funds to withhold the placing of purchase orders so as to make a profit thereby.

(j)

AFD represents and warrants to the Trust that:

(i)

It is a corporation duly organized and existing and in good standing under the laws of the State of Nebraska and it is duly qualified to carry on its business in the State of Nebraska;

(ii)

It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement;

(iii)

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

(iv)

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(v)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of AFD, enforceable against AFD in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(vi)

It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the NASD Rules, and it will notify promptly the Funds if its membership in the NASD is terminated or suspended.

(vii)

The performance by AFD of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation and By-Laws.

(k)

Notwithstanding anything in this Agreement, including the Schedules, to the contrary, AFD makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 12 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

7.

DUTIES AND REPRESENTATIONS OF THE TRUST

(a)

The Trust shall, or cause the Designated Agent to, furnish to AFD copies of all financial statements and other documents to be delivered to shareholders or investors, copies of all other financial statements, documents and other papers or information which AFD may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to AFD the number of copies of the Prospectuses as AFD shall reasonably request.

(b)

The Trust or the Designated Agent shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Funds, all actions necessary to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

(c)

The Trust or the Designated Agent will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as AFD may designate to the Funds and the Funds may approve, and the Funds shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that AFD shall not be required to register as a broker-dealer or file a consent to service of process in any State and the Funds shall not  be required to qualify as a foreign corporation, Fund or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Funds at any time in its discretion. AFD shall furnish such information and other material relating to its affairs and activities as the Funds require in connection with such registration or qualification.

(d)

The Trust represents and warrants to AFD that:

(i)

It is a statutory trust duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)

It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement;

(iii)

All proceedings required by its Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv)

It is an open-end management investment company registered with the SEC under the 1940 Act;

(v)

All Shares, when issued, shall be validly issued, fully paid and non-assessable;

(vi)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)

The performance by the Trust of its obligations hereunder does not and will not contravene any provision of its Agreement and Declaration of Trust and By-Laws;

(viii)

The Registration Statement will be effective prior to the Shares of the Funds being offered for sale;

(ix)

The Registration Statement, including the Prospectus contains or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectus are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a  material  fact  required  to be stated  therein  or necessary to make the statements  therein not misleading to a purchaser of Shares;

(x)

It will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments").

8.

INDEMNIFICATION OF AFD BY THE TRUST

(a)

The Trust agrees to indemnify, defend and hold AFD, its several officers and directors, and any person who controls AFD within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which AFD, its officers and directors, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon:

(i)

any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus,

(ii)

any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them not misleading,

(iii)

the Trust’s  failure to maintain an effective Registration Statement and Prospectus with respect to Shares of the Funds that are the subject of the claim or demand, or

(iv)

the Trust’s failure to provide AFD with advertising or sales materials to be filed with the NASD on a timely basis.

(b)

 The Trust’s agreement to indemnify AFD, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)

any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by AFD or any of its affiliates, their officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, or

(ii)

willful misfeasance, bad faith or gross negligence in the performance of AFD’s  or its affiliates’ duties, or by reason of AFD’s  or its affiliates’ reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

(c)

The Trust’s agreement to indemnify AFD, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust’s being notified of any action brought against AFD, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Funds at the address set forth below within a reasonable period of time after the summons or other first legal process shall have been served.

9.

INDEMNIFICATION OF THE TRUST BY AFD

(a)

AFD agrees to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Board members, or any such controlling person may incur under the Securities Act, the 1940 Act, or under common law or otherwise arising out of or based upon:

(i)

any sales literature, advertisements, information, statements or representations made by AFD and unauthorized by the Trust or any Disqualifying Conduct in connection with the offering and sale of any Shares,

(ii)

any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by AFD to the Fund specifically for use in the Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by AFD to the Trust and required to be stated in such answers or necessary to make such information not misleading or

(iii)

AFD’s failure to timely file advertising or sales material with the NASD.

(b)

AFD’s agreement to indemnify the Trust, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)

any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by the Trust or any of its affiliates, their officers, directors or any such controlling person of the Fund or its representatives for use in the preparation thereof, or

(ii)

willful misfeasance, bad faith or gross negligence in the performance of the Trust’s or its affiliates’ duties, or by reason of the Trust’s or its affiliates’ reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

(c)

AFD’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon AFD’s being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to AFD at its address set forth below within a reasonable period of time after the summons or other first legal process shall have been served.

10.

NOTIFICATION BY THE TRUST

(a)

The Trust agrees to advise AFD as soon as reasonably practical:

(i)

of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect;

(ii)

of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

(iii)

of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

(iv)

of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC;

(v)

if a current Prospectus is not on file with the SEC;  and

(vi)

of all advertising, sales materials and other communications with the public required to be filed with the NASD. This obligation shall extend to all revisions of such communications.

For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC or NASD.

11.

FEES AND EXPENSES

(a)

In consideration of AFD’s services in connection with the distribution of Shares of the Funds, the Trust, on behalf of each Fund, agrees to pay AFD the fees set forth in Schedule B hereto.  Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date AFD begins providing services to the Funds.  For the purpose of determining fees calculated as a function of the Trust’s assets, the value of the Trust’s assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.  AFD will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month; and AFD’s fee shall not be subject to pro ration.

(b)

AFD will bear its own expenses in connection with the performance of the services under this Agreement, except as provided herein or as agreed to by the parties.  In addition to the fees paid under subsection (a), the Trust agrees to reimburse AFD for out-of-pocket expenses or advances incurred by AFD for the items set out in Schedule B and any other expenses incurred by AFD at the written request or with the consent of the Trust.  Generally, out-of-pocket expenses shall be considered and approved in accordance with Expense Approval Guidelines as mutually agreed upon by the parties hereto from time to time.

(c)

The fees, out-of-pocket expenses and advances identified in subsection (a) and (b) above may be changes from time to time subject to written agreement between the Trust and AFD.

(d)

  The fees, out-of-pocket expenses and advances identified in subsection (a) and (b) above shall be paid to AFD by the respective Fund pursuant to the Rule 12b-1 plan adopted by the Trust or, if Rule 12b-1 payments are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or the Adviser otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay AFD, the Adviser shall be responsible for the payment of the amount of such fees not covered by Rule 12b-1 payments.

(e)

All fees under subsection (a) above are due and payable within ten (10) days of receipt of invoice.  All expenses under subsection (b) above are due and payable within fifteen (15) days of receipt of invoice.

(f)

In the event of a dispute, the Trust may only withhold that portion of the fee or expense subject to the good faith dispute.  The Trust shall notify AFD in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Trust is disputing any amounts in good faith.  If the Trust does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Trust.  The Trust shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount.  If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.  The Trust agrees that interest at the rate of eighteen (18) percent per year, can be charged if invoices remain outstanding greater than twenty (20) days.

(g)

The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Trust, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectus (including but not limited to the expense of setting in type the Registration Statement and Prospectus and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

(h)

The Trust shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Funds (but not AFD), as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and AFD pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Funds decide to discontinue registration or qualification pursuant to Section 6(c) hereof. AFD shall pay all expenses relating to AFD's broker-dealer qualification.

12.

SELECTED DEALER AND SELECTED AGENT AGREEMENTS

AFD shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Selected dealers and selected agents shall resell Shares of the Funds at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, AFD shall offer and sell Shares of the Funds only to selected dealers that are members in good standing of the NASD.  The Funds reserve the right to direct AFD to terminate a selected dealer agreement with a selected dealer at any time in the absolute discretion of the Board.

13.

CONFIDENTIALITY

AFD agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that AFD may, provided it first notifies the Trust:

(a)

Prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)

provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(c)

release such other information  as  approved in writing by the Trust, which approval shall not be unreasonably withheld.

AFD may release any information regarding the Trust without the consent of the Trust if AFD reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities.  The Trust will be notified prior to the release of any such information.

14.

EFFECTIVENESS AND DURATION

(a)

This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Funds, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)

This agreement is terminable, without penalty, on not less than ninety (90) days notice by the Board, by vote of a majority of the outstanding voting securities of the Funds, or by AFD.

(c)

This Agreement will automatically and immediately terminate in the event of its "assignment."

(d)

AFD agrees to notify the Trust immediately upon the event of AFD’s expulsion or suspension by the NASD.  This Agreement will automatically and immediately terminate in the event of AFD’s expulsion or suspension by the NASD.

(e)

The obligations of Sections 8, 9, 10, 11 and 13 shall survive any termination of this Agreement.

15.

DISASTER RECOVERY

AFD shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

16.

MISCELLANEOUS

(a)

No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

(b)

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Virginia.

(c)

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)

Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the State of Nebraska or the Commonwealth of Virginia, in accordance with the rules then obtaining of the NASD, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.  The party initiating the action shall determine the situs of the matter in Nebraska or Virginia.

(h)

Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i)

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:

To AFD:

Doit L. Koppler II

Ann T. Zemann

Chairman

President

New River Funds

Aquarius Fund Distributors, Inc.

1902 Downey Street

4020 South 147th Street

Radford, VA  24141

Omaha, NE  68137

With a copy to:

Bibb L. Strench, Esq.

Stradley Ronon Stevens & Young LLP

1220 19th Street, N.W. – Suite 600

Washington, D.C.  20036

(j)

Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(k)

Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

NEW RIVER FUNDS

      AQUARIUS FUND DISTRIBUTORS, INC.

By:  /S/ Doit L. Koppler II

By:  /S/ Ann T. Zemann

         Doit L. Koppler II

Ann T. Zemann

         Chairman

President

UNDERWRITING AGREEMENT

SCHEDULE A – FUNDS TO BE SERVICED

New River Core Equity Fund

  New River Small Cap Fund

New River Core Fixed Income Fund

UNDERWRITING AGREEMENT

SCHEDULE B – FEES AND EXPENSES

Fees for Basic Services

•

For services performed hereunder, the Trust shall pay .01 of 1% (1 basis point) per annum of the Fund's average daily net assets, payable monthly in arrears, subject to a minimum annual fee of $3,000 per Fund per share class.

Fees for Advertising Compliance Review/NASD Filings

•

$75 per request for the first 10 pages (minutes if tape or video); $10 per page (minutes if tape or video) thereafter

•

NASD expedited Service for 5 day turnaround is available for the following charges:

o

$500 per request for the first 10 pages (minutes if tape or video); $25 per page (minutes if tape or video) thereafter

Fees for Individual Licensing/Supervision (if desired)

•

$400 per year, per Series 7 representative, plus all NASD and State fees for the representative, including license and renewal fees

Out-of-Pocket Expenses

The Trust shall pay all reasonable out-of-pocket expenses incurred by AFD in connection with activities performed for the Trust hereunder including, without limitation:

•

typesetting, printing and distribution of Prospectuses and shareholder reports

•

production, printing, distribution and placement of advertising and sales literature and materials

•

engagement of designers, free-lance writers and public relations firms

•

long-distance telephone lines, services and charges

•

postage

•

overnight delivery charges

•

NASD fees

•

record retention fees

•

travel, lodging and meals